                                                                       EXHIBIT F

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                      INVESTMENT IN FINANCING SUBSIDIARIES
                             AS OF DECEMBER 31, 2003
                                 (IN THOUSANDS)

CenterPoint Energy, Inc.
          10053 CenterPoint Energy Capital Trust I                 $      -
          10054 CenterPoint Energy Capital Trust II                       -
          10129 CenterPoint Energy Trust I                                -

CenterPoint Energy Houston Electric, LLC
          10049 Houston Industries FinanceCo GP                           -
          10050 Houston Industries FinanceCo LP                           -
          10158 Reliant Energy FinanceCo III LP                           -
          10162 Reliant Energy FinanceCo II LP                            -
          10163 Reliant Energy FinanceCo II GP, LLC                       -
          10187 Reliant Energy FinanceCo IV LP                            -

Utility Holding Company
          10053 CenterPoint Energy Capital Trust I                    7,703
          10054 CenterPoint Energy Capital Trust II                   3,915
          10129 CenterPoint Energy Trust I                           11,550
          10181 CenterPoint Energy Investment Management, Inc.     $717,684